                                                                 EXHIBIT 16.1


                        RICHARD A. EISNER & COMPANY, LLP
                               575 Madison Avenue
                               New York, NY 10022
                                 (212) 355-1700


                                                       April 27, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Cytoclonal Pharmaceutics Inc.

Gentlemen:

         We have read the statements made by Cytoclonal Pharmaceutics Inc. (the "Company"), a copy of which is attached hereto, which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4 of Form 8-K, and we are in agreement with the statements contained in paragraphs (a)(i),
(a)(ii), (a)(iv), and (a)(v) and the first sentence of (c) of Item 4. We have no basis to agree or disagree with other statements of the Company contained therein.


                                           /s/ RICHARD A. EISNER & COMPANY, LLP
                                           ------------------------------------
                                           Richard A. Eisner & Company, LLP

Attachment

                                   ATTACHMENT

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a)      Previous independent accountants.

         (i) On April 26, 2001, Richard A. Eisner & Company, LLP was dismissed as the Registrant's independent auditors.

         (ii) The reports of Richard A. Eisner & Company, LLP on the financial statements for December 31, 2000 and 1999 (the two most recent audited fiscal years) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or as to scope or accounting principles.

         (iii) The Registrant's Board of Directors participated in and approved the decision to hire new independent accountants.

         (iv) In connection with its audits for December 31, 2000 and 1999 (the two most recent audited fiscal years) and subsequent interim periods through April 26, 2001, there have been no disagreements with Richard A. Eisner & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Richard
                  A. Eisner & Company, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

         (v) During the years ended December 31, 2000 and 1999 (the two most recent audited fiscal years) and subsequent interim periods through April 26, 2001, there have been no reportable events as defined in Regulation S-K Item 304 (a)(l)(v).

         (b)      New independent accountants.

                  The Registrant has elected Ernst & Young LLP as its new independent accountants as of April 23, 2001. During the two most recent fiscal years and through April 23, 2001, the Registrant has not consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and either a written report was provided to the Registrant or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304
                  (a)(1)(v) of Regulation S-K.

         (c) The Registrant has furnished Richard A. Eisner & Company, LLP with a copy of the disclosure made herein and has requested that Richard A. Eisner & Company, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 27, 2001, is filed as Exhibit 16.1 to this Form 8-K.